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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       July 24, 2003
                                                   -----------------------------
                                LivePerson, Inc.
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             (Exact name of registrant as specified in its charter)
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

                 Delaware                                         0-30141                              13-3861628
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        (State or other jurisdiction                            (Commission                          (IRS Employer
              of incorporation)                                 File Number)                      Identification No.)

            462 Seventh Avenue, 21st Floor, New York, New York                                         10018
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               (Address of principal executive offices)                                             (Zip Code)

Registrant's telephone number, including area code        (212) 609-4200
                                                      ----------------------------------------------------------------------

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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         As previously disclosed in our filings with the Securities and Exchange Commission, on November 16, 2001, Corio, Inc. filed a demand for arbitration against us with the American Arbitration Association in San Francisco County, California. The demand was related to a hosted software service contract terminated during 2001. Corio was seeking to recover approximately $1.4 million in damages, fees and expenses.

         On July 24, 2003, we received notification of a judgment dated July 23, 2003 relating to that arbitration. The arbitrator awarded Corio damages of $1,115,440 plus pre-judgment interest from September 21, 2001, which is likely to total approximately $220,000.

         We had previously reserved $350,000 in connection with this matter.

         We are evaluating our options in connection with this judgment, which include a motion to vacate the award.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     LIVEPERSON, INC.
                                          --------------------------------------
                                                     (Registrant)

        July 24, 2003                            /s/ TIMOTHY E. BIXBY
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         Date                                        Timothy E. Bixby
                                         President, Chief Financial Officer
                                                    and Secretary